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                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED
                           SECURITIES PURCHASE WARRANT

                   TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK
                                       OF
                             HIGH SPEED ACCESS CORP.



         This AMENDED AND RESTATED SECURITIES PURCHASE WARRANT (this "Warrant") is dated as of this 12th day of May, 2000, by and among:

         HIGH SPEED ACCESS CORP.
         4100 E. Mississippi Avenue, Suite 1150
         Denver, Colorado 80246                         ("HSA" or the "Company")

               And

         CHARTER COMMUNICATIONS, INC.
         12444 Powerscourt Drive, Suite 400
         St. Louis, Missouri 63131                      ("Charter")

               And

         CHARTER COMMUNICATIONS
          HOLDING COMPANY, LLC
         12444 Powerscourt Drive, Suite 400
         St. Louis, Missouri 63131                      ("Charter HoldCo")

                                    RECITALS

                  WHEREAS, HSA, pursuant to Class A Securities Purchase Warrant No. R-001, dated November 25, 1998 (the "Original Class A Warrant"), granted Vulcan Ventures, Incorporated ("Vulcan") the right to purchase up to Three Million Eight Hundred Seventy Five Thousand (3,875,000) fully paid, nonassessable shares of Common Stock of HSA, subject to adjustment, under terms and conditions as more fully explained therein.

                  WHEREAS, HSA, pursuant to Class B Securities Purchase Warrant No. R-001, dated November 25, 1998 (the "Original Class B Warrant" and, together with the Original Class A Warrant, the "Original Warrants"), granted Vulcan the right to purchase up to Three Million Eight Hundred Seventy Five Thousand (3,875,000) fully paid, nonassessable shares of Common Stock of HSA, subject to adjustment, under terms and conditions as more fully explained therein.

                  WHEREAS, by Assignment, dated April 23, 1999, Vulcan transferred all of its right, title and interest in and to the Original Warrants to Charter Investment, Inc., a Delaware corporation (formerly known as Charter Communications, Inc.) ("CII").


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                  WHEREAS, HSA and CII amended certain provisions of the
Original Warrants pursuant to two separate Amendments, each dated as of April 29, 1999.

                  WHEREAS, by Assignment, dated November 8, 1999, CII transferred all of its right, title and interest in and to the Original Warrants to its Affiliate, Charter HoldCo.

                  WHEREAS, HSA, Charter and Charter HoldCo desire to further amend certain provisions of the Original Warrants as set out herein, and to combine and restate the Original Warrants in their entirety into this Warrant, which shall be granted in favor of Charter and subject to assignment by Charter to any Affiliate, including, without limitation, Charter HoldCo.

                  NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree to amend and restate the Original Warrants as follows:




                     [THIS SPACE INTENTIONALLY LEFT BLANK.]



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THIS WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON
EXERCISE HEREOF HAVE BEEN ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE, THE PROVISIONS OF THIS WARRANT, OR THE RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.



                  Void if Not Exercised during the Applicable Exercise Period Described Herein



Amended and Restated Warrant No. R-001

         1. GRANT OF WARRANT; CONDITIONAL EXERCISE. THIS CERTIFIES that, for value received, the Holder is entitled, subject to the terms and conditions hereinafter set forth, to earn on or prior to the applicable Effective Date, and to purchase from HSA during the applicable Exercise Period, up to Twelve Million (12,000,000), fully paid, nonassessable shares of Common Stock, $0.01 par value, of the Company, as adjusted from time to time as provided herein (the "Maximum Number of Warrant Shares") at the Exercise Price. The aggregate Exercise Price of this Warrant shall be an aggregate amount not to exceed Thirty Eight Million Seven Hundred Sixty Thousand Dollars ($38,760,000). Certain of the Warrant Shares (the "First Warrant Shares") shall be issuable pursuant to the terms and conditions of, and shall be qualified by and subject to, Section 6 of the Systems Access Agreement and certain provisions of the First Network Services Agreement, which are incorporated herein by reference, and certain other Warrant Shares (the "Second Warrant Shares") shall be issuable pursuant to the terms and conditions of, and shall be qualified by and subject to, Section 6 of the Second Network Services Agreement, which is incorporated herein by reference. The number of Warrant Shares to be received upon exercise of this Warrant and the price to be paid for each such Warrant Share may be adjusted from time to time as hereinafter set forth. This Warrant may not be exercised unless accompanied by a signed Subscription Form in the form attached hereto as Exhibit A.

         2. DEFINITIONS. Unless otherwise defined herein, as used in this Warrant, the following terms shall have the meanings ascribed to them as follows:

                  (a) "Additional Committed Network Systems" shall have the meaning given it in Section 1.1 of the Second Network Services Agreement.

                  (b) "Affiliate" means, with respect to the Holder, any Person directly or indirectly controlling, controlled by, or under common control with the Holder, including, without limitation, Charter HoldCo.


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                  (c) "ATP" has the meaning set forth in Section 2.3 of the
Second Network Services Agreement.

                  (d) "Cable System" shall have the meaning given it in Section
1.2 of the Systems Access Agreement.

                  (e) "Certificate Register" has the meaning set forth in
Section 16 hereof.

                  (f) "Charter" shall mean Charter Communications, Inc., a Delaware corporation, or such successor company as may result from any merger or other business combination or reorganization of Charter Communications, Inc.

                  (g) "Charter HoldCo" shall mean Charter Communications Holding Company, LLC, a Delaware limited liability company, or such successor company as may result from any merger or other business combination or reorganization of Charter Communications Holding Company, LLC.

                  (h) "Common Stock" means the shares of common stock of $0.01 par value that the Company is authorized to issue in accordance with its Amended and Restated Certificate of Incorporation and all securities into which such Common Stock is exchanged or converted.

                  (i) "Company" means HSA, or such successor company as may result from any merger or other business combination or reorganization of HSA.

                  (j) "Current Market Price" shall have the meaning set forth in
Section 3(d) hereof.

                  (k) "Effective Date" means, collectively, the First Effective Date and the Second Effective Date.

                  (l) "Exercise Date" shall have the meaning set forth in
Section 3(d) hereof.

                  (m) "Exercise Period" means, collectively, the First Exercise Period and the Second Exercise Period.

                  (n) "Exercise Price" means $3.23 per Warrant Share (adjusted, if appropriate, pursuant to Section 6 hereof).

                  (o) "First Committed Network Systems" shall have the meaning given "Committed Network Systems" in Section 1.4 of the First Network Services Agreement.

                  (p) "First Effective Date" means the date any First Warrant Share becomes automatically issuable in accordance with the provisions hereof and the Systems Access Agreement and which shall in no event be later than July 31, 2003, unless extended pursuant to Section 6.4 of the Systems Access Agreement.

                  (q) "First Exercise Period" means, with respect to any First Warrant Share, the period beginning on November 25, 1998 and ending on May 25, 2006.


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                  (r) "First HSA Services" has the meaning of "HSAC Services"
set forth in Section 1.14 of the First Network Services Agreement.

                  (s) "First Network Services Agreement" means the Network Services Agreement, dated November 25, 1998, by and between the Company and Charter HoldCo.

                  (t) "First Warrant Shares" has the meaning set forth in
Section 1 hereof.

                  (u) "Holder" means Charter, or any other Person to whom this Warrant is transferred in accordance with Section 5 hereof, including, without limitation, Charter HoldCo.

                  (v) "Homes Passed" shall have the meaning given it in Section
1.14 of the Systems Access Agreement.

                  (w) "HSA" shall mean High Speed Access Corp., a Delaware corporation.

                  (x) "Maximum Number of Warrant Shares" has the meaning set forth in Section 1 hereof, as may be increased from time to time pursuant to
Section 3(c) hereof, and as may be adjusted, if appropriate, pursuant to Section 6 hereof.

                  (y) "Net Issue Exercise" shall have the meaning set forth in
Section 3(d) hereof.

                  (z) "Office" means the Company's office at 4100 E. Mississippi Avenue, Suite 1150, Denver, Colorado 80246, or such other office as the Company may designate by written notice to the Holder.

                  (aa) "Operators" means Charter, Charter HoldCo and their direct and indirect subsidiaries.

                  (bb) "Person" means any person, firm, company, or other entity.

                  (cc) "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, by and between the Company, Charter and Charter HoldCo.

                  (dd) "Second Committed Network Systems" shall have the meaning given "Committed Network Systems" in Section 1.7 of the Second Network Services Agreement.

                  (ee) "Second Effective Date" means the date any Second Warrant Share becomes automatically issuable in accordance with the provisions hereof.

                  (ff) "Second Exercise Period" means, with respect to any Second Warrant Share, the period beginning on the Second Effective Date and ending on the seven and one-half (7 1/2) year anniversary of the Second Effective Date.

                  (gg) "Second HSA Services" has the meaning of "HSA Network Services" set forth in Section 1.12 of the Second Network Services Agreement.


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                  (hh) "Second Network Services Agreement" means the Network
Services Agreement dated May 12, 2000, by and between the Company and Charter.

                  (ii) "Second Warrant Shares" has the meaning set forth in
Section 1 hereof.

                  (jj) "Secretary" means John G. Hundley or his duly elected and qualified successor as the Company's Secretary, or any duly elected and qualified Assistant Secretary of the Company.

                  (kk) "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

                  (ll) "Securities Laws" means the Securities Act of 1933, as amended, or the securities laws of any state, or any similar successor federal or state statutes and rules and regulations thereunder, all as the same shall be in effect from time to time.

                  (mm) "Stock Certificate" means an appropriate certificate issued in the Holder's name representing the Subscribed Shares.

                  (nn) "Stock Receipt" means a written receipt, deliverable by the Company to the Holder pursuant to Section 4 hereof, (a) acknowledging the Company's receipt of the Exercise Price and the Holder's timely and proper exercise of this Warrant, and (b) obligating the Company to issue a Stock Certificate to the Holder within 30 working days after this Warrant's surrender to the Company.

                  (oo) "Subscribed Shares" means, collectively, the number of whole Warrant Shares that the Holder designates on the Subscription Form as Warrant Shares that the Holder wishes to purchase upon this Warrant's surrender to the Company, which shall not exceed the Maximum Number of Warrant Shares.

                  (pp) "Subscription Form" means the subscription form attached as Exhibit A to this Warrant.

                  (qq) "Systems Access Agreement" means the Systems Access and Investment Agreement, dated November 25, 1998, by and among the Company, Vulcan Ventures, Incorporated and Charter HoldCo.

                  (rr) "Third Party Accounting Firm" has the meaning set forth in Section 3(d) hereof.

                  (ss) "Total Consideration" has the meaning set forth in
Section 6(a)(i)(1) hereof.

                  (tt) "Transfer Form" means the transfer form attached as Exhibit B to this Warrant.


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                  (uu) "Warrant" means, as the context requires, this Amended and Restated Securities Purchase Warrant, or the number of Subscribed/Warrant Shares issued or issuable under this Amended and Restated Securities Purchase Warrant.

                  (vv) "Warrant Period" means the period beginning on November 25, 1998 and ending on the last date of the last Exercise Period.

                  (ww) "Warrant Receipt" means a written receipt delivered by the Holder to the Company and agreed to and accepted by the Company pursuant to
Section 3(d) hereof, indicating as of the date thereof, on a cumulative basis,
(a) the First Committed Network Systems and/or Second Committed Network Systems and the date on which they became First Committed Network Systems and/or Second Committed Network Systems, (b) the total number of Homes Passed in all First Committed Network Systems, Second Committed Network Systems and/or Additional Committed Network Systems, (c) the number of Warrants earned and, with respect to such earned Warrants exercisable for Second Warrant Shares, the applicable Second Effective Date, and (d) the number of First Warrant Shares and/or Second Warrant Shares issuable upon exercise of such earned Warrants.

                  (xx) "Warrant Shares" means, collectively, the First Warrant Shares and the Second Warrant Shares that this Warrant entitles the Holder to subscribe for and receive upon the Holder's exercise of this Warrant in accordance with Section 3 hereof, or, as appropriate if the context requires, these same shares of Common Stock as they may be issued and outstanding in the hands of the Holder after exercise of this Warrant.

         3. EXERCISE OF WARRANT.

                  (a) Second Warrant Shares. This Warrant entitles the Holder to earn, from time-to-time and upon the terms and conditions set forth in this Warrant, as of the Second Effective Date, and purchase during the Second Exercise Period, Subscribed Shares in any amount equal to the number of Homes Passed in Second Committed Network Systems and Additional Committed Network Systems on either:

                           (1) a .775 Second Warrant Share per every Home Passed basis, up to an aggregate of Five Million (5,000,000) Homes Passed under the Second Network Services Agreement, without reference to Homes Passed under the First Network Services Agreement; or

                           (2) a 1.55 Second Warrant Share per every Home Passed basis, for additional Homes Passed in excess of Five Million (5,000,000) under the Second Network Services Agreement, without reference to Homes Passed under the First Network Services Agreement;

in each case in accordance with the Second Network Services Agreement; provided, however, that Subscribed Shares earned under this Section 3(a) shall not vest (i.e., be deemed issued to the Holder or eligible for exercise) until such time as the applicable Home Passed is or becomes part of a Second Committed Network System under Section 2 of the Second Network Services Agreement; and provided further, that this Warrant may only be exercised with respect to Subscribed Shares under this Section 3(a) to the extent of Homes Passed that are released to


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HSA under Section 2.3 of the Second Network Services Agreement for Second HSA
Services under an ATP.

                  (b) First Warrant Shares. This Warrant entitles the Holder to earn, from time-to-time and upon the terms and conditions set forth in this Warrant, but in no event later than the First Effective Date, and purchase during the First Exercise Period, Subscribed Shares in any amount equal to the number of Homes Passed in excess of Seven Hundred Fifty Thousand (750,000) in First Committed Systems on a 1.55 First Warrant Share per every Home Passed basis, for Homes Passed under the First Network Services Agreement, without reference to Homes Passed under the Second Network Services Agreement, in accordance with the Systems Access Agreement and the First Network Services Agreement; provided, however, that:

                           (1) the number of Subscribed Shares issuable under this Warrant (to the extent of the number of Homes Passed in a First Committed Network System, on a 1.55 First Warrant Share per Home Passed basis), will be cancelled and deemed forfeited by the Holder in the event the Operator withdraws such First Committed Network System under the First Network Services Agreement for any reason other than pursuant to Sections 18.1, 18.2, 18.3 and/or 18.6 of such First Network Services Agreement, except to the extent the Holder or such Operator replaces the Homes Passed in such withdrawn First Committed Network System with Homes Passed in another First Committed Network System or additional First Committed Network Systems; provided further, that Subscribed Shares issuable under this Warrant will not be cancelled or deemed forfeited if the Operator terminates any of HSA's exclusive rights to provision First HSA Services in any First Committed Network Systems as provided for or permitted under the Systems Access Agreement or the First Network Services Agreement; and

                           (2) the inspection and commissioning procedures set forth in Section 2.3 of the First Network Services Agreement have been satisfied.

                  (c) Maximum Number of Warrant Shares. At no time may the number of Warrant Shares earned pursuant to Sections 3(a) and 3(b) hereof exceed, in the aggregate, the Maximum Number of Warrant Shares. If the number of Warrant Shares earned pursuant to Section 3(a) and 3(b) hereof are within Five Hundred Thousand (500,000) Warrant Shares of reaching the Maximum Number of Warrant Shares, the Holder, at its option, may require that the Company amend this Warrant to increase the Maximum Number of Warrant Shares to allow the Holder to earn more Warrant Shares for commitments of Homes Passed pursuant to
Section 3(a) and 3(b) hereof. The Company hereby undertakes to seek shareholder approval, if necessary, to amend this Warrant to increase the Maximum Number of Warrant Shares. If the Company fails to amend this Warrant to increase the Maximum Number of Warrant Shares at the Holder's request, the Holder will have no obligation to commit any additional Homes Passed under the Systems Access Agreement and the First Network Services Agreement, or under the Second Network Services Agreement, beyond those already committed.

                  (d) Warrant Receipt. As of June 30, 2000, and continuing on a quarterly basis thereafter, the Holder shall deliver the Warrant Receipt to the Company. If the Company objects to the Warrant Receipt so delivered by the Holder, the Company must notify the Holder in writing within fifteen (15) days following receipt thereof, setting forth in specific detail the basis


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for the Company's objection and the Company's proposal for any adjustments to the Warrant Receipt. The Holder and the Company shall seek in good faith to reach agreement within thirty (30) days following the Holder's receipt of the Company's written notice of objection. If the Holder and the Company are unable to reach agreement within such time period, then a "Big-5" accounting firm, as agreed upon by the Holder and the Company (the "Third Party Accounting Firm"), shall be engaged to review the Warrant Receipt and shall make a determination that represents either agreement with the Holder or with the Company, or a compromise between such positions. The determination of the Third Party Accounting Firm shall be delivered as soon as practicable following the engagement of the Third Party Accounting Firm, and shall be final, conclusive and binding upon the Holder and the Company. The non-prevailing party shall pay the fees and expenses of the Third Party Accounting Firm. If the Company does not object to the Warrant Receipt within fifteen (15) days of receipt, the Warrant Receipt shall be deemed agreed to and accepted by HSA.

                  (e) Reconciliation. As of May 12, 2005, the parties shall effect a reconciliation of the total number of Homes Passed in all First Committed Network Systems under the First Network Services Agreement, the total number of Homes Passed in all Second Committed Network Systems and Additional Committed Network Systems under the Second Network Services Agreement, the number of outstanding Warrants and the number of Warrant Shares theretofore issued upon exercise of this Warrant. If the parties cannot agree on a reconciliation, then the Third Party Accounting Firm shall be engaged to resolve any dispute, as set forth in Section 3(d) hereof.

                           (1) If such reconciliation reveals that the total number of Homes Passed in all First Committed Systems under the First Network Services Agreement (after adding back in Homes Passed in First Committed Network Systems and additional First Committed Network Systems withdrawn from the First Network Services Agreement pursuant to Sections 18.1, 18.2, 18.3 and/or 18.6 thereof), is different than the total number of all outstanding Warrants representing First Warrant Shares, then the number of Warrants representing First Warrant Shares will be adjusted upward or downward, as the case may be. If the number of unexercised Warrants representing First Warrant Shares then held by the Holder is insufficient to cover any adjustment downward, then the Holder shall return to HSA a number of First Warrant Shares necessary to meet such shortfall, and HSA shall refund to the Holder the Exercise Price paid by the Holder for such returned First Warrant Shares.

                           (2) If such reconciliation reveals that the total number of Homes Passed in all Second Committed Network Systems and Additional Committed Network Systems under the Second Network Services Agreement (after adding back in Homes Passed in all Second Committed Network Systems and Additional Committed Network Systems (i) withdrawn by the Operator from the Second Network Services Agreement pursuant to
         Section 13.3 thereof, or (ii) otherwise withdrawn by the Operator but for which a Termination Fee has been paid pursuant to Section 13.5 thereof) is different that the total number of all outstanding Warrants representing Second Warrant Shares, then the number of Warrants representing Second Warrant Shares will be adjusted upward or downward, as the case may be. If the number of unexercised Warrants representing Second Warrant Shares then held by the Holder is insufficient to cover any adjustment


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         downward, then the Holder shall return to HSA a number of Second
         Warrant Shares necessary to meet such shortfall, and HSA shall refund to the Holder the Exercise Price paid by the Holder for such returned Second Warrant Shares.

                  (f) Procedures. To exercise this Warrant, an authorized officer of the Holder shall, during the applicable Exercise Period, on the day the Holder wishes to exercise this Warrant (the "Exercise Date"):

                           (1) Complete and certify the Subscription Form by designating the number of Subscribed Shares to which the Holder is entitled to exercise and wishes to exercise pursuant to such Subscription Form and Section 1 hereof (which may be less than or equal to the Maximum Number of Warrant Shares);

                           (2) Surrender this Warrant to the Secretary at the Company's Office, and

                           (3) Upon the surrender of this Warrant to the Secretary, deliver to the Secretary at the Company's Office a certified or cashier's check payable to the Company's order in an amount equal to
         (i) the number of Subscribed Shares, times (ii) the Exercise Price.

The Holder may, at its option, in lieu of tendering a certified or cashier's check as provided in subparagraph (3) above, exercise this Warrant by submitting, during normal business hours, a duly executed exercise notice marked to reflect "Net Issue Exercise," and specifying the number of Warrant Shares to be exercised. Upon a Net Issue Exercise, the Holder shall be entitled to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised by Net Issue Exercise) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Warrant Shares computed as of the date of surrender of this Warrant to the Company using the following formula:

                              X = Y x (A-B)
                              -------------
                                    A

         Where X = the number of Warrant Shares to be issued to Holder;

                  Y    =   the number of Warrant Shares purchasable under this
                           Warrant (at the date of such calculation).

                  A    =   the Current Market Price of one share of the
                           Company's Common Stock (at the date of such calculation);

                  B    =   the Exercise Price (as adjusted to the date of such
                           calculation).

As used above, "Current Market Price" means, if the Company's Common Stock is traded on a national securities exchange, the NASDAQ National Market System or the over-the-counter market, (i) the average of the last reported price over the five (5) trading days immediately preceding the date of valuation at which the Common Stock has traded on such national


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securities exchange or the NASDAQ National Market System, or (ii) the average of the bid and asked prices on the over-the-counter market on the date of valuation. If the Common Stock is not regularly traded in any market, the Current Market Price shall be mutually determined by the Board of Directors of the Company and by the Holder, such determination to be made in good faith and with due care.

                  (g) Warrant Shares Exercised. If the Subscription Form is otherwise silent, the Warrant Shares with the earliest Exercise Period expiration dates shall be deemed the Subscribed Shares that are the subject of the exercise.

                  (h) Holder of Record. Notwithstanding any delay in the actual issuance of a Stock Certificate or Stock Receipt pursuant to Section 4 hereof, the Warrant Shares shall be deemed issued for all purposes as of the opening of business on the Exercise Date, and the Holder shall for all purposes be deemed to be the holder of record of the Subscribed Shares to which the Stock Receipt or the Stock Certificate pertains.

         4. ISSUANCE OF CERTIFICATE FOR SUBSCRIBED SHARES. Upon the Holder's exercise of this Warrant in accordance with Section 3 hereof, the Company shall deliver to the Holder:

                  (a) If the Subscribed Shares constitutes the Maximum Number of Warrant Shares (and as the Company chooses), either (1) a Stock Certificate, or
(2) a Stock Receipt.

                  (b) If the Subscribed Shares constitute less than the Maximum Number of Warrant Shares (and as the Company chooses), either

                           (1) a Stock Certificate, together with a new Amended and Restated Securities Purchase Warrant, containing the same terms and conditions as this Warrant, evidencing the Holder's continued right to subscribe (during the applicable Exercise Period) for the remainder of the Maximum Number of Warrant Shares; or

                           (2) a Stock Receipt, together with a new Amended and Restated Securities Purchase Warrant, containing the same terms and conditions as this Warrant, evidencing the Holder's continued right to subscribe (during the applicable Exercise Period) for the remainder of the Maximum Number of Warrant Shares.

         5. TRANSFER OF WARRANT.

                  (a) This Warrant shall be registered on the books of the Company, which shall be kept at its Office for that purpose, and shall be transferable in whole or in part, but only on such books, by the Holder (or the Holder's duly authorized representative) by completing the Transfer Form, and only in compliance with paragraph (b) below and Section 7 hereof. The Company may issue appropriate stop orders to its Secretary or transfer agent to prevent a transfer in violation of this Section 5 and Section 7 hereof.

                  (b) The Holder may transfer this Warrant to any Person or Persons at any time during the Warrant Period by completing and signing the Transfer Form; provided, however, that without the prior written consent of the Company, this Warrant and all rights hereunder may be transferred only (i) to an Affiliate, or (ii) in accordance with the requirements of Section 7


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hereof. If at least fifteen (15) working days before the end of the applicable
Exercise Period the Holder completes and signs the Transfer Form and surrenders this Warrant to the Secretary at the Company's Office, the Company shall, within ten (10) working days after this Warrant's surrender, issue to the transferee or transferees identified on the completed Transfer Form one or more new Securities Purchase Warrants (containing the same terms and conditions as this Warrant) evidencing the transferee's or transferees' right or rights to subscribe (during the applicable Exercise Period) for all or part of the Warrant Shares.

         6. ANTI-DILUTION.

                  (a) The number of Warrant Shares and the Exercise Price for any Subscribed Shares shall be adjusted during the applicable Exercise Period, but before the Holder's exercise of this Warrant, in the following circumstances:

                           (1) Issues of Shares. If the Company shall issue any of its Common Stock for a consideration per share which is less than the Exercise Price in effect immediately prior to such issuance (other than shares issued to employees, officers, directors or consultants of the Company pursuant to option plans approved by the Board of Directors of the Company), the Exercise Price shall be reduced to such lower price. For purposes of this subparagraph (i), the following clauses shall also be applicable:

                           (i) Convertible Securities, Options and Rights. If at any time the Company shall issue or sell any rights, options, warrants or other securities entitling the holders thereof to purchase Common Stock or convert such securities into Common Stock at a price per share (determined by dividing (A) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or other securities plus the total amount if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (B) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities) which is less than the Exercise Price in effect on the date of such issuance or sale, the Exercise Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (A) the sum of (x) the number of shares of Common Stock outstanding on the date of such issuance or sale multiplied by the Exercise Price in effect immediately prior thereto plus (y) the Total Consideration, by (B) the number of shares of Common Stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of Common Stock issuable upon exercise or conversion of such securities. Simultaneously with all adjustments to the number and/or kind of securities, property and cash to be issued in connection with any such issuance, sale or conversion, the Exercise Price will also be appropriately adjusted so that at all times the Holder hereof will not pay more than the aggregate purchase price to exercise this Warrant in full immediately after such adjustment as such Holder had to pay immediately prior to such adjustment.

                           (ii) Distributions, Share Dividends and Splits.

                                (A) In case the Company declares a dividend or
                           other distribution payable in Common Stock or subdivides its Common Stock into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such declaration or subdivision shall be proportionately decreased and the number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holders thereof shall be entitled to receive the kind and number of Warrant Shares or the other securities of the Company (such other securities thereafter enjoying the rights of Warrant Shares) that the Holder would have owned or have been entitled to receive after the happening of any of the events described in this paragraph (2) had the Warrant Shares been issued immediately prior to the happening of such event or any record date with respect thereto.

                                (B) In case the Company shall distribute to the
                           holders of Common Stock (x) securities, (y) property, other than cash, or (z) cash, in each case, without fair payment therefor, then, and in each such case, the Holder, upon exercise hereof, shall be entitled to receive such securities, property and cash which such Holder would have received had such Holder been the holder of record of the Common Stock, subject, however, to such Holder agreeing to any conditions to such distribution as were required of all other holders of Common Stock in connection with such distribution.

                                (C) If the securities to be distributed by the
                           Company to persons other than Holders of this Warrant involve rights, warrants, options, or any other form of convertible securities, and the right to exercise or convert such securities would expire in accordance with its terms prior to the exercise of this Warrant, and without the exchange of any such rights, warrants or options, then the terms of such securities shall provide that such exercise or convertibility shall remain in effect until thirty (30) days after the date the Holder of this Warrant becomes a holder of Common Stock pursuant to the exercise thereof.

                                (D) An adjustment made pursuant to this
                           paragraph (2) shall become effective (x) immediately after the record date in the case of a dividend or distribution, and (y) immediately after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this paragraph (2), the Holder after exercise shall become entitled to receive shares of two or more classes of capital or Common Stock and any other class of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written notice to the Holder promptly after such adjustment) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock or Common Stock and such other classes of capital stock.

                           (iii) Consideration. In case the Company shall issue its Common Stock for a consideration wholly or partly other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the lesser of
         (i) the fair market value on the issue date of the Common Stock so issued by the Company, as determined in good faith by the Board of Directors of the Company, less any cash consideration, or (ii) the fair market value of such consideration as determined in good faith by the Board of Directors of the Company.

                           (iv) Record Dates. In case the Company shall take a record of the holders of its Common Stock for the purpose of determining if the Holder is entitled (i) to receive a dividend or other distribution payable in Common Stock, or (ii) to subscribe for or purchase Common Stock, then such record date shall be deemed to be the date of the issue or sale of the Common Stock issued upon the declaration of such dividend or the making of such distribution or deemed to have been issued upon the granting of such right of subscription or purchase, as the case may be.

                           (v) Treasury Stock. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company in its treasury, and the disposition of any such shares so owned or held shall be considered an issue of Common Stock.

                           (vi) Minimum Exercise Price. In no case shall the Exercise Price be less than $0.01 per share.

                           (2) Stock Combinations. In case the Company shall combine all of the outstanding Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                           (3) Reorganizations. If any capital reorganization or reclassification of the capital stock of the Company (other than a combination or merger or sale of assets transaction that does not result in any reclassification or change of the outstanding shares of Common Stock) shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon exercise of this Warrant such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon exercise of this Warrant had such reclassification, consolidation, merger or sale not taken place; and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price and of the number of Warrant Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless, prior to or simultaneously with the consummation thereof, the successor company (if other than the Company) resulting from such consolidation or merger or the company purchasing such assets shall assume by a written instrument executed and mailed by registered mail, postage prepaid, or delivered to each registered Holder at the last address of such Holder appearing on the Certificate Register, the obligation of such company to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to upon exercise of this Warrant. The provisions of this paragraph (iii) shall similarly apply to successive consolidations, mergers or sales of assets.

                  (b) Notice of Adjustment. Upon each adjustment of the Exercise Price, the Company shall give prompt written notice thereof addressed to the Holder at the address of such Holder as shown on the Certificate Register, which notice (1) shall state the new Exercise Price resulting from such adjustment,
(2) shall state the increase or decrease, if any, in the number of Warrant Shares issuable upon exercise hereof, and (3) shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (c) No Impairment. The Company will not, by amendment of this Warrant or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company under this Section 6, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

                  (d) Notice of Capital Changes.

                           (1) If at any time:

                           (i) the Company shall declare any dividend or distribution (other than a cash dividend) payable to the holders of its Common Stock;

                           (ii) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or other rights;

                           (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another company or business organization;

                           (iv) there shall be any issuance of securities convertible into, or rights or warrants to purchase, securities of the Company; or

                           (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then, in any one or more of such cases, the Company shall give the Holder written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the Holder may exercise this Warrant such that the Warrant Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange the Warrant Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least thirty (30) days prior to the transaction in question and not less than twenty (20) days prior to the record date in respect thereto.

                           (2) The adjustment to the number of shares of Common Stock issuable upon the exercise hereof and the adjustments to the Exercise Price described in this Section 6 shall be made each time any event listed in this Section 6 occurs.

                           (3) If the Company takes any action affecting its Common Stock after the date hereof, that would be covered by this
         Section 6 but for the manner in which such action is taken or structured, other than an action described in this Section 6, which would in any way diminish the value of this Warrant or the Warrant Shares, then there shall be an adjustment as to the Warrant Shares purchasable therefor and the Exercise Price payable thereunder in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

         7. SALE OF WARRANT OR WARRANT SHARES. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act, or under the securities laws of any state. Neither this Warrant nor the Warrant Shares may be sold, transferred, pledged or hypothecated, in the absence of (i) an effective registration statement for this Warrant or the Warrant Shares, as the case may be, under the Securities Act, and such registrations or qualifications as may be necessary under the securities laws of any state, or (ii) an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required. The Company shall cause any Stock Certificate evidencing all or any part of the Warrant Shares prior to any such registration or qualification of Warrant Shares to bear the following legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (the "Securities Laws"). These securities may not be offered, sold, transferred, pledged, or hypothecated in the absence of registration under applicable Securities Laws, or the availability of an exemption therefrom. This certificate will not be transferred on the books of the Company or any transfer agent acting on behalf of the Company except upon the receipt of an opinion of counsel, satisfactory to the Company, that the proposed transfer is exempt from the registration requirements of all applicable Securities Laws, or the receipt of evidence, satisfactory to the Company, that the proposed transfer is the subject of an effective registration statement under all applicable Securities Laws.

         8. REPLACEMENT OF WARRANT. At the request of the Holder and on production of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company at its expense will issue in lieu thereof a new Warrant of like tenor.

         9. NO VOTING RIGHTS. This Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

         10. EXPENSES. The Company will pay all expenses and charges payable in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants. The Holder shall pay all taxes (other than issuance taxes, including documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of the Warrants and the Subscribed Shares.

         11. RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of this Warrant, the Maximum Number of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         12. INVESTMENT COVENANT. The Holder by its acceptance of this Warrant covenants that this Warrant is, and the Warrant Shares issued hereunder will be, acquired for investment purposes, and that the Holder will not distribute this Warrant or the Warrant Shares in violation of any Securities Laws.

         13. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise hereof. Upon exercise by any Holder, such Holder shall be entitled to receive the aggregate full number of shares of Common Stock in which all the Warrant Shares being subscribed for by such Holder may exercise and in lieu of any fractional share to which such Holder would otherwise be entitled, an amount in cash equal to such fractional share multiplied by the Current Market Price shall be paid by the Company in cash to such holder.

         14. COMPUTATIONS. The certificate of any firm of independent public accountants of nationally recognized standing selected by the Company shall be conclusive evidence of the correctness of any computation under this Warrant.

         15. OWNER OF WARRANT. The Company shall keep a register (the "Certificate Register") of this Warrant and of its transfer and exchange in accordance with the provisions of Sections 5 and 7 hereof. The Certificate Register shall show the names and addresses of the respective Holder(s) and the date and number of Warrant Shares represented by the Warrants. The Company shall be entitled to treat the Person in whose name a Warrant is registered as the absolute owner of such Warrant for all purposes. The Company shall have no duty to inquire into adverse claims to, or the authenticity of any signature of any purported holder of, this Warrant.

         16. REGISTRATION RIGHTS. The Holder's rights with respect to the registration and sale of this Warrant and the Warrant Shares are governed by the Registration Rights Agreement, the terms and conditions of which are incorporated herein by reference. The Company and the Holder agree that this Warrant and the Warrant Shares, as well as all other warrants to purchase Common Stock and shares of Common Stock held by the Holder or by its permitted transferees of such other warrants or shares, shall be subject to the Registration Rights Agreement.

         17. VALIDITY OF SHARES. All Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

         18. MISCELLANEOUS.

                  (a) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law principles thereof.

                  (b) Successors and Assigns. This Warrant shall bind the Company and its successors and assigns, and shall benefit and bind the Holder and the Holder's successors and permitted assigns.

                  (c) Section Headings. The Section headings in this Warrant have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Warrant. All references in this Warrant to "Sections" shall be construed as references to numbered Sections of this Warrant.

                  (d) Notices. Any notice or delivery required or permitted by this Warrant shall be deemed given or made for all purposes of this Warrant when the notice is in writing, and the notice is delivered (1) by hand, (2) by facsimile, the receipt of which is confirmed by return facsimile, or (3) by first class registered mail, return receipt requested, addressed to the intended recipient at (i) in the Company's case, the Company's Office, or (ii) in the Holder's case, the Holder's address as set forth in the Company's records or at such other address as the Holder may designate by written notice to the Company.

                  (e) Entire Agreement. This Warrant, together with the Registration Rights Agreement, the Systems Access Agreement, the First Network Services Agreement and the Second Network Services Agreement, contains the entire understanding and agreement among the parties hereto with respect to the Warrants to be issued to the Holder, and supersedes all prior oral or written understandings and agreements relating thereto, except as otherwise expressly provided.

                  (f) Amendment; Waiver. This Warrant cannot be amended, supplemented or changed, and no provision hereof can be waived, in whole or in part, except by written instrument making specific reference to this Warrant signed by the parties hereto. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

                  (g) Severability. If any provision of this Warrant shall be held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Warrant shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Warrant, and the remaining provisions of this Warrant shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Warrant.

                  (h) Counterparts. This Warrant may be executed in counterparts, each of which is an original and all of which, taken together, shall constitute a single instrument.





                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Warrant has been executed as of the 12th day of May, 2000.

                                   HIGH SPEED ACCESS CORP.


                                   By /s/ High Speed Access Corp.
                                      ------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------




                                   CHARTER COMMUNICATIONS, INC.


                                   By /s/ Charter Communications, Inc.
                                      ------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------




                                   CHARTER COMMUNICATIONS
                                            HOLDING COMPANY, LLC

                                   By:      CHARTER COMMUNICATIONS, INC.,
                                               its Manager


                                   By /s/ Charter Communications, Inc.
                                      ------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                    EXHIBIT A

                        SUBSCRIPTION FORM TO BE EXECUTED
                          UPON EXERCISE OF THE WARRANT




Date:
      ----------------


To HIGH SPEED ACCESS CORP.:



         The undersigned, as the Holder, hereby subscribes, at the price and upon the other terms and conditions set forth in this Warrant of which this subscription form is a part, for _________ shares of the common stock, $.01 par value, of High Speed Access Corp. The undersigned represents, warrants and covenants that this exercise of this Warrant conforms to the requirements of
Section 3 of this Warrant.




                                   CHARTER COMMUNICATIONS, INC.


                                   By
                                      ------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   Address:
                                           -------------------------------------

                                    EXHIBIT B

                                  TRANSFER FORM


[To be completed and signed only upon transfer of Warrant before exercise.]



                  For value received, the undersigned hereby transfers this Warrant entitling the Holder to subscribe for ________________ shares of the common stock, with $0.01 par value, of High Speed Access Corp. to _______________________________. The undersigned represents, warrants and covenants that this transfer conforms to the requirements of Sections 5 and 7 of the Warrant.



         Dated
                -----------------


                                              ----------------------------------